EXHIBIT 99.1


                                  RISK FACTORS

     You should consider carefully the following risk factors before making an investment in us and in reading any forward-looking statements, including, but not limited to, beliefs, estimates, projections, expectations or anticipations that we discuss or make.

DEPENDENCY ON AOL AGREEMENT AND ELECTRONIC COMMERCE

     At the beginning of 1997, we launched a major initiative for marketing and selling our telecommunication services online. At that time, we entered into an innovative telecommunications marketing agreement with America Online, Inc. ("AOL"). With the continued focus of our business on the sale and support of our telecommunications services online and through e-commerce channels, we believe that our business is currently dependent to a material extent upon our agreements and relationship with AOL.

     In January 1999, we completed substantial amendments to our agreement and relationship with AOL, including an extension of the term of our AOL marketing period and a restructuring of our marketing fee payments to AOL. From and after June 2000, AOL has the right to market on a non-exclusive basis the telecommunications services previously marketed on an exclusive basis in exchange for the elimination of the fixed quarterly payments that would otherwise continue to be payable by us. We cannot currently predict what impact the elimination of our exclusivity period would have on our AOL business or whether the minimum exclusivity period is of sufficient length to give us an enduring competitive advantage in maintaining our AOL customer base. We believe that the success or failure of our telecommunications agreement with AOL and similar online initiatives will have a material effect on our business, financial condition and results of operations. There can be no assurance that our arrangement with AOL will be profitable for the Company on a quarter to quarter basis or that our current experience with our AOL Long Distance business is a fair indication of future results under the AOL Agreement or generally in our e-commerce business.

     Although we have expended substantial sums on marketing our AOL service offerings, and under the new agreement will continue to expend substantial sums related to marketing, there can be no assurance that these expenditures will prove adequate to attract substantial additional customers to our service, or that any such subscribers will remain our customers for a period of time sufficient to recoup the costs of such marketing expenditures. See "--Maintenance of End User Base."

     The success of our online telecommunications sales and marketing business depends in part on our ability quickly to establish telephone service following an AOL subscriber's order. The provisioning of new customers has been adversely affected by "PIC freezes" established by local telephone companies. These "PIC freezes," though perhaps designed to avoid unauthorized transfers of telephone service, have the effect, we believe, of interfering with a customer's choice to switch service to a better priced product, such as our AOL Long Distance service, by requiring the customer to contact his


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or her local  phone  company  directly to change long  distance  carriers.  This requirement deprives new customers of the ability to take full advantage of our online provisioning service, where a customer can sign-up and authorize a change to AOL Long Distance entirely online through our innovative online customer care and billing systems. The Federal Communications Commission is currently engaged in rule-making proceedings that could modify the rules governing the offering, implementation and lifting of PIC freezes. There can be no assurance, however, that any such rules that are finally adopted will effectively limit the harmful effects of PIC freezes that impede authorized transfers of service.

     The success of our online initiatives depends on our ability to develop and maintain complex systems to support our online subscription and billing services. We have developed, and will seek to continue to develop and to improve, our systems for customer care and billing services, including online sign-up, call detail and billing reports and credit card payment in connection with the AOL Agreement and other online initiatives. We will be required to find, employ and retain skilled programmers to develop and maintain these complex systems. Unanticipated delays or difficulties in developing these systems or in hiring personnel could materially adversely affect our online business, including our AOL telecommunications business.

DEPENDENCE ON AT&T

     We have recently entered into long term agreements with AT&T, which, among other things, significantly lower the overall costs of the services we acquire from AT&T. There can be no assurances, however, that we would be able to negotiate further amendments in the future to our agreements with AT&T should it become necessary to maintain the profitability of our business. Circumstances also may arise that could give rise to the termination of any of our agreements with AT&T or otherwise result in the loss of our ability to obtain services from AT&T. Any termination of our contracts with AT&T, the loss or reduction of telecommunication services from AT&T, or the inability to negotiate cost reductions with AT&T to meet competitive prices, could have a material adverse effect on our financial condition and results of operations.

RECENT RAPID GROWTH

     Since the inception of our business in 1989, as a reseller of AT&T telecommunications services, we have grown dramatically in terms of revenues and number of employees and have expanded rapidly the nature and scope of our business. Although we have experienced significant growth in a relatively short period of time and regularly consider growth opportunities through acquisitions, joint ventures and partnerships as well as other business expansion opportunities, there can be no assurance that the growth we have experienced will continue or we will be able to achieve the growth contemplated by our business strategy.

     Continued growth of our current business will continue to place significant demands on our management (many of whom, including the new President, Chief


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Executive Officer, and Chairman of the Board of Directors,  have recently joined the Company), operational, financial and other resources and will require us to enhance further our operations, management, financial and information systems and controls and to expand, train and manage our employee base in certain areas including customer service support and financial, marketing and administrative resources. Success in this regard depends, among other things, on our ability to fund or finance significant investments of resources and to manage, attract and retain qualified personnel, competition for whom is intense. Our strategy also has resulted in significantly increased financial management requirements.

COMPETITION

     The long distance telecommunications industry is highly competitive and affected by the introduction of new services by, and the market activities of, major industry participants. Changes in the regulation of the telecommunications industry may affect our competitive position, as may consolidation and alliances across geographic regions and across industry segments. Competition in the long distance business is based upon pricing, customer service, billing services and perceived quality. We compete against numerous long distance carriers that offer essentially the same services as we do. Several of our competitors are substantially larger and have greater financial, technical and marketing resources than we do.

     Although we believe that we have the human and technical resources to pursue our strategy and compete effectively in this competitive environment, our success will depend upon our continued ability to provide high quality, high value services at prices generally competitive with, or lower than, those charged by our competitors. While OBN makes us more price competitive, reductions in long distance prices charged by competitors still may have a material adverse impact on our profitability. We also from time to time consider providing telecommunications services we have not previously provided, which new services, if offered, would face the same competitive pressures that affect our existing services.

MAINTENANCE OF END USER BASE

     End users are not obligated to purchase any minimum usage amount and can discontinue service, without penalty, at any time. There can be no assurance that end users will continue to buy their long distance telephone service through us or through "partitions," independent carriers and marketing companies that purchase services from us. If a significant portion of our end users were to decide to purchase long distance service from other long distance service providers, there can be no assurance that we would be able to replace them.


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     A high  level of  customer  attrition  is  inherent  in the  long  distance industry, and our financial results are affected by such attrition. Attrition is attributable to a variety of factors, including the initiatives of existing and new competitors as they engage in, among other things, national advertising
campaigns,   telemarketing  programs  and  cash  payments  and  other  forms  of incentives, as well as our termination of customers for non-payment.

DIRECT MARKETING RISKS

     Both federal and state officials are tightening and increasing enforcement of the rules governing the direct marketing, including the telemarketing of telecommunications services and the requirements imposed on carriers seeking to acquire customers in that manner. Customer complaints of unauthorized conversion or "slamming" are widespread in the long distance industry and are beginning to occur with respect to newly competitive local services. The Company has discontinued its internal telemarketing operations, which may reduce our exposure to customer complaints and federal, state or local enforcement actions with respect to such direct telemarketing practices. However, certain government officials have made inquiries with respect to the marketing of our services and there remains a risk that we could be held accountable under applicable federal and state laws for the direct marketing activities of third parties carried out for our benefit. There is also the risk of enforcement actions by virtue of our prior telemarketing and other marketing efforts, our ongoing support of our customer/partitions and telemarketing and other marketing done in connection with our online marketing agreements.

RELIANCE ON INDEPENDENT CARRIER AND MARKETING COMPANIES; LACK OF CONTROL OVER MARKETING ACTIVITIES

     Historically, we have marketed a significant portion of our services through partitions, which generally have entered into non-exclusive agreements with us. Most partitions to date have made no minimum use or revenue commitments to us under these agreements. If we were to lose access to services on the AT&T network or billing services or experience difficulties with OBN, our agreements with partitions could be adversely affected.

     Provisions in our agreements with the partitions mandate that they comply with state and federal statutes and regulations, including those regulating telemarketing. See "--Government Regulation" and "--Direct Marketing Risks." Because our partitions are independent carriers and marketing companies, however, we are unable to control their activities. We are also unable to predict the extent of their compliance with applicable regulations or the effect of increased regulatory review. Increased regulatory review could also affect possible future acquisitions of new business from new partitions or other resellers.


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GOVERNMENT REGULATION

     The Federal Communications Commission (the "FCC") and various state public service and public utility commissions regulate us as a non-dominant provider of long distance services. There can be no assurance that the FCC, state regulators or other government entities will not take action having an adverse effect on our business, financial condition or results of operations. FCC or state regulatory or enforcement action also could affect the partitions adversely. We also are subject to applicable regulatory standards for marketing activities, and the increased FCC and state attention to certain marketing practices could be significant to us. See "--Direct Marketing Risks."

ADVERSE EFFECT OF RAPID CHANGE IN TECHNOLOGY AND SERVICE

     The telecommunications industry has been characterized by rapid technological change, frequent new service introductions and evolving industry standards. We believe that our future success will depend on our ability to anticipate such changes and to offer on a timely basis services that meet or compete with these evolving standards. There can be no assurance that we will have sufficient resources to make necessary investments or to introduce new services that would satisfy an expanded range of partition and end user needs.

RISKS RELATED TO OBN

         In 1997, we deployed our own nationwide telecommunications network, One Better Net, or OBN. At December 31, 1998, we provided services over OBN to approximately 80% of the lines using our services. Operation as a switch-based provider subjects us to risk of significant interruption in the provision of services on OBN in the event of damage to our facilities (switching equipment or connections to transmission facilities) such as fire or natural disaster could cause. To the extent that we, rather than AT&T or another carrier, are principally responsible for providing end users with telecommunications services, interruption or failure to provide such services may subject us to claims from end users who suffer damages as a result of such interruption or failure. Thus, interruptions or other difficulties in operating OBN could have a material adverse effect on our financial condition and results of operations.

ABSENCE OF DIVIDENDS

     We have not paid cash dividends since inception and do not anticipate paying any cash dividends in the foreseeable future.

ANTI-TAKEOVER CONSIDERATIONS

     We have an authorized class of 5,000,000 shares of preferred stock that may be issued by our board of directors on such terms and with such rights, preferences and designations as our board may determine. Issuance of such preferred stock, depending upon its rights, preferences and designations, may have the effect of delaying, deterring



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or  preventing  a change in control.  A change of control also may be delayed or prevented by provisions of the Delaware General Corporation Law and our bylaws, as well as our charter, which divides our board of directors into three classes, each of which is elected for three year terms. Such anti-takeover effects may deter a third party from acquiring us or engaging in a similar transaction affecting control in which our stockholders might receive a premium for their shares over the then-current market value.

SHARES ELIGIBLE FOR FUTURE SALE

     Future sales of substantial amounts of our common stock could adversely affect the market price of our common stock. Although the Company believes that, as of January 11, 1999, each of Mr. Borislow and Mr. Paul Rosenberg beneficially owned less than 10% of the outstanding common stock of the Company, a decision by either of Mr. Borislow or Mr. Rosenberg to sell his shares could adversely affect the market price of the common stock. Each of Mr. Borislow and Mr. Rosenberg has a registration rights agreement with the Company covering the shares of common stock owned by him.

     As of January 11, 1999 our employees and directors had outstanding options to purchase 10,230,810 shares of common stock. In addition, as of such date, there were warrants outstanding to purchase up to 2,721,984 shares of common stock and 4,596,698 shares reserved for issuance upon the conversion of our outstanding 4-1/2% Convertible Subordinated Notes due 2002 and our 5% Convertible Subordinated Notes due 2004. Holders of warrants also have registration rights under certain conditions.

     Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, may adversely affect the market price of our common stock.

YEAR 2000 RISKS

     The "Year 2000" issue refers to the potential harm from computer programs that identify dates by the last two digits of the year rather than using the full four digits. As such, dates after January 1, 2000 could be misidentified and such programs could fail.

     If such a failure occurs to our internal computer-based systems or if the computer-based systems, on which our business depends, that are operated by others were to malfunction, we could be unable to continue to provide telecommunications services, to sign up new customers or to bill existing customers for services. Such failures, if they occur, would have a material adverse effect on our business and financial condition. However, because of the complexity of the issues and the number of parties involved whose actions could affect us and the fact that many of the issues are outside our control, it is difficult for us to predict the nature or likelihood of such effects.

     We are dependent upon computer systems operated by third parties, such as local exchange carriers, AT&T, AOL and other vendors. Other parties whose ability to deal with Year 2000 issues could affect us include our partitions and the credit card companies



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through which most of our and AOL's  customers are billed.  We are generally not in a position to require either that these other companies give assurances to the Company as to their continued provision of services or that such companies take the necessary actions to assure that they will be ready for the Year 2000. Accordingly, while none of these other companies on which we depend have told us that they do not expect to be ready for Year 2000 issues, we do not believe we can project the likelihood of such parties' abilities to provide uninterrupted services to us. Given the nature of our relationships with most of these significant suppliers, it may be impracticable for us to replace them should they be unable to continue to provide these services. The failure of any of these companies to provide uninterrupted service to us likely would have a material adverse effect on our business and results of operations and financial condition.





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